Exhibit 31.3

Certification of Principal Executive Officer Pursuant to Exchange Act Rule 13a-14(a)/15d-14(a)

as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Jason Wild, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the year ended December 31, 2021 of TerrAscend Corp.;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 24, 2022
/s/ Jason Wild
Jason Wild
Executive Chairman
(Principal Executive Officer)